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Exhibit No. 10.17  Telecommunications Services Agreement between Registrant and
                   Harsch Development Corp. (Sherman Tower).




* =  Confidential Information.


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                           FIRSTLINK COMMUNICATIONS, INC.

                                        AND

                              HARSCH INVESTMENT CORP.


                SHERMAN TOWER TELECOMMUNICATIONS SERVICES AGREEMENT


This agreement ("Agreement") is entered into as of September 25, 1997, by and between FirstLink Communications, Inc., an Oregon corporation ("FirstLink"), and Harsch Investment Corp., an Oregon corporation ("Owner").


       1. PROPERTIES. Owner owns the multi-family residential complex commonly known as Sherman Tower located at 901 Sherman Street, Denver, Colorado which consists of 350 units ( "the Property").

       2.   GRANT OF RIGHTS.

       (a) Owner grants FirstLink the sole and exclusive right, except as provided in the last sentence of clause (b) below, to install, own, operate, replace and maintain the System on, off and through the Properties and the sole and exclusive right to provide Telecommunication Services to residents of the Properties. "System" shall mean all electronic devices, cable, wire, hardware, software and other material used to transmit and receive two-way voice and data communications, telephone service ("Telephone Service"), multi-channel TV, video on demand, audio on demand, voice mail, data services and other means of two-way communication distribution, whether now existing or hereafter developed (collectively "Telecommunication Services") as between the Properties and the local and/or long distance telephone networks or other outside distributor of these and other services.

It is anticipated that Telephone Services will include local and long distance calling, multi-channel television, voice mail and calling features such as conference calling, call waiting and call forwarding. Additional services will be added from time to time, as available and as warranted 6y tenant demand.
Such additional Telecommunication Services may include:   video conferencing,
on-line computer services, electronic mail, wireless services (such as cellular telephone) and other types of services. There can be no assurance that any or all of the above additional services will be made available. Their availability is dependent upon many variables

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and factors beyond FirstLink's control.  Such factors include, but are not limited to, technical feasibility, economic, regulatory and market considerations.

       (b) In consideration of the substantial investment made by FirstLink in the System, Owner agrees that it will not grant access to the Properties to any person or entity, other than FirstLink, for the purpose of operating or maintaining the System, or permit the installation, maintenance or operation at the Properties of any other equipment, wire, cable or material by any person or entity that similarly provides Telecommunication Services. So long as it is a requirement of law that a local telephone company also serve the Properties, this exclusivity provision shall not deny such local telephone company the right to serve residents of the Properties.

       3. SYSTEM EXPENSES. Other than as set forth herein, FirstLink shall bear all expenses to install, operate, maintain and repair the System including wiring within each apartment. Owner shall, at Owner's expense and cost, provide electrical power to the System (except emergency power generator costs) and shall pay for any damage to the System caused by the negligence or misconduct of Owner or Owner's agent(s) or employees. For the purposes of this Agreement, "System Site" shall mean an adequate and secure space at each of the Properties to house FirstLink's System equipment, which shall consist of a rent-free, locked room meeting FirstLink's specifications. FirstLink will pay for constructing such a room if one does not exist. Owner hereby grants FirstLink and its authorized personnel access to the Properties for any reasonable purposes related to this Agreement including the installation of cabling or microwave equipment to interconnect buildings and to connect to other telecommunication systems and grants specific rights to FirstLink to use both existing coaxial and twisted pair cabling in the Properties. FirstLink agrees to notify the Facility Manager when either FirstLink or its authorized personnel are on-site.

       4. TERM. The term of this Agreement shall be * from the date hereof. The original term may be renewed for up to * additional periods of * years each at the same terms and conditions upon written notice of at least 180 days prior to the end of the original term or any renewal term. Owner has the right to cancel this Agreement within 90 days of receipt of FirstLink's renewal notice to be effective on the anniversary date.

       5. INSTALLATION. FirstLink shall commence installation of the System as soon as practicable and in a manner that minimizes interruption of existing communication services. In no event shall FirstLink interrupt service provided by US West for those tenants choosing to remain

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connected to US West. Telecommunication Services to the Properties shall commence no later than 180 days from commencement of Installation. FirstLink shall give Owner at least ten (10) days notice prior to the commencement of installation. FirstLink may subcontract activities related to the installation of the System, but shall be responsible for any and all acts and/or omissions by any subcontractor.

       6. OWNERSHIP AND CHARACTER OF THE SYSTEM. Except as otherwise stated herein which includes pre-existing coaxial and twisted pair cabling, the System, including any alterations and attachments, shall at all times remain the sole property of FirstLink. It is the intention of the parties that the System, and every component of the System, shall retain its character as personal property following the installation of the System on the Properties, and shall not be deemed to be a fixture constituting a part of the Properties. No part of the System shall be or become subject to any mortgage, deed of trust or lien upon the Properties.

       7.   SERVICE TO TENANTS.   FirstLink shall provide Telephone Service
and other Telecommunication Services offered through the System to each resident requesting them. FirstLink's obligation to provide or continue Telecommunication Services shall be contingent on the resident paying service charges and meeting other reasonable requirements as are established by FirstLink from time to time. Residents electing to receive Telecommunication Services offered by FirstLink shall do so through the execution and delivery to Owner or FirstLink of a Tenant Services Agreement in the form provided, from time to time, from FirstLink to Owner. Owner shall promptly provide such executed documents to FirstLink. Residents requesting Telecommunication Services shall be charged and billed individually for connection to the System and for service at standard rates established solely by FirstLink from time to time unless prohibited by applicable law or regulation. FirstLink shall be solely responsible for invoicing, collections and bad debts related to provision of Telecommunication Service to residents.

FirstLink shall at all times keep the rates charged Owner's tenants competitive with like-kind companies offering similar services. Owner's properties shall at no time be significantly disadvantaged to other buildings offering similar services. FirstLink further guarantees to continuously offer first class service, with prompt response to service calls, change in service requests, and to maintain their equipment and installations in a first class condition. FirstLink further guarantees to at all times compete with like-kind companies with the latest technology and service packages. If FirstLink fails to perform according to the foregoing, Owner may cancel this

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Agreement after thirty (30) day notice to cure. If FirstLink disagrees with
Owner's interpretation of the quality of FirstLink's service, both parties hereby agree to arbitrate the dispute.

Both parties agree that neither the Owner nor the Owner's agent shall have any liability regarding the number of residents electing to use Telecommunications Services.

       8. COMMISSIONS. Owner shall be entitled to Commissions according to the following schedule:

            PENETRATION RATE                               COMMISSION PERCENT
------------------------------------------------------------------------------
                   *                                               *



Commissions are paid on all gross revenues actually collected for telecommunications services, including internet access services, calling cards, paging services, and cellular services provided to each living unit served by FirstLink hereunder. Penetration rate is the number of living units subscribing to any of FirstLink's services divided by the total number of living units in the Property at the start of the quarter for which commissions are payable. All commission payments hereunder will be paid quarterly in arrears within thirty days of each quarter end.

       9.   ADDITIONAL OBLIGATIONS OF FIRSTLINK. FirstLink shall:

       (a) Make a customer service representative available to receive service requests or inquiries from Owner or residents and insure that it responds to service requests within four (~) hours of receipt. Routine maintenance services shall be performed by FirstLink during its normal working hours. A technician shall arrive at the Properties to commence maintenance services promptly after request by a customer of such services, provided however, where such requests are made on, or on a day preceding a Saturday, Sunday or holiday, FirstLink's system technician shall arrive at the Properties to commence maintenance services on the next normal working day. A technician shall be dispatched within four (4) hours of receipt of an emergency service request or notification of a service problem affecting more than one resident.

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       (b)  Provide Owner with marketing materials, sales support and sales training to enable Owner and Owner's employees to market Telecommunications Services in accordance with Section 10(b);

       (c) Provide training to Owner's staff to enable staff to perform the duties specified in Section 10(b);

       (d) Repair or replace any damage to the Properties resulting from Installation, operation, or removal of the System or any other acts by FirstLink to the satisfaction of the Owner and restore Properties to their original condition;

       (e) Comply with all applicable regulatory requirements relating to the provision of the Telecommunication Services provided by FirstLink as may be in effect from time to time;

       (f)  Maintain the System in good order, condition and repair; and

       (g) Provide Owner with business Telephone Services at the Properties. Owner will pay the installation costs for providing such business Telephone Services and will provide, at its own cost, all necessary ancillary hardware such as keysets and operator consoles for the dedicated use of the Owner; such costs will be reasonable and reflect customary installation charges for business telephone systems.

       (h) Pay all taxes resulting from the ownership or operation of System and service.

       10.  OBLIGATIONS OF OWNER. Owner shall:

       (a) Make the System Site available on a rent-free basis to FirstLink during the term of this Agreement. The construction and location of the System Site shall be as Owner and FirstLink reasonably agree, subject to technical and regulatory requirements as determined by FirstLink. FirstLink shall have twenty-four hour, seven day a week access to the System Site, and Owner's employees and agents shall not disturb the System. It is understood that Owner currently has no emergency power generator at the Properties. FirstLink's system at each System Site will include backup battery capacity of 3.3 - 10.0 hours depending on resident load. If power is interrupted to the System, a FirstLink technician will be automatically paged, allowing sufficient time for a

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portable generator to be delivered to the System Site to provide temporary power until normal power is restored.

       (b) Use reasonable efforts to encourage its staff, agents and representatives to encourage and promote the use of the Telecommunications Services to residents and prospective residents as part of the amenities provided by Owner at the Properties. Owner consents to FirstLink's use of incentives and incentive programs with management personnel, leasing staff and other personnel at the Properties for the purpose of promoting the System and Telecommunication Services provided through the System. Such incentives will be paid directly by FirstLink to the recipients. Owner's staff will present the telecommunications service agreement and related information to prospective tenants with the objective of securing sales. It is envisioned that this selling process will require a minimal amount of time on behalf of Owner's staff. If Owner determines that FirstLink incentives or incentive programs are causing Owner's personnel to spend excessive time promoting FirstLink services, Owner may request FirstLink to modify or cease such incentives or incentive programs, such request to be not unreasonably made. Upon such reasonable request by Owner FirstLink will modify or cease such incentives or incentive programs. If tenants have additional questions or require additional information, their sales lead will be referred to FirstLink staff who will be responsible for responding to customer inquiries and securing any resulting sales. FirstLink will also be fully responsible for the initial sales conversion process;

       (c) Promptly provide to FirstLink requested specifications on the Properties, such as wiring schematics and/or building diagrams, a current list of residents, addresses and their telephone numbers and other specific information regarding resident transactions, such as rentals, move-ins, move-outs, transfers, intents to vacate, and the entering into or termination of leases and other information necessary to market and operate the System and provide the Telecommunications Services according to this Agreement or to comply with governmental or Utility Commission rules as may be determined by FirstLink . Telephone numbers of residents are to be kept confidential by FirstLink and used for operational - not marketing - purposes (such as determining whether a resident can retain a previous telephone number).

       (d) Cooperate with FirstLink in obtaining permits, consents, licenses and any other requirements which may be necessary for FirstLink to install and operate the System and furnish the Telecommunications Services; provided that FirstLink shall pay all reasonable costs of the

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Owner associated therewith except that Owner will pay installation costs as described in Section 9(g);

     (e) Provide reasonable access to the Properties to FirstLink and its employees and agents to enable FirstLink to perform the activities contemplated by or necessary under this Agreement including access for the purpose of soliciting customers.

     11. INSURANCE. FirstLink shall carry and maintain liability insurance of $1,000,000 naming Owner and Owner's agent as additional insured covering personal injury and property damage that may be caused to person(s), the Properties or their contents, by the System or FirstLink's employees or agents, including but not limited to the duties described in paragraph 17. Owner and FirstLink each waive any right of recovery against each other for any claims that may be brought for any loss that is covered by insurance upon or relating to the Properties or the System to the extent of the actual proceeds received by waiving party. Owner shall carry and maintain general liability insurance related to the Properties.

     12.  TERMINATION OF THE AGREEMENT.

     (a) This Agreement may be terminated by either party if there has been a material breach of the terms of this Agreement by the other party and if within forty-five (45) days after receiving notice of such breach from the party seeking to terminate, such breach has not been cured.

     (b) FirstLink may terminate this Agreement, or discontinue the provision of any Telecommunications Services provided hereunder, if in the sole discretion of FirstLink, it ceases to be feasible for legal, economic or regulatory reasons to provide Telecommunications Services to the Properties; provided that FirstLink provides forty-five (45) days written notice to Owner.

     (c) Any termination of this Agreement shall be effective as of the date of termination but FirstLink shall continue to provide Telecommunications Services until the earlier of (i) all FirstLink customers at the Properties are provided Telephone Service from another source or (ii) thirty (30) days from the date of such termination. The provisions of this agreement necessary for such continued services shall remain effective.

     (d) Upon termination of this Agreement for any reason, FirstLink, or any designee of FirstLink, including without limitation, any party providing financing to FirstLink, shall have the

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right, after providing Owner with written notice of at least forty-five (45)
days, without further demand, to enter upon the Properties and to dismantle and remove or render inoperative any and all equipment or other property comprising the System so long as such right shall conform to Sections 9 (d) and 12 (c) herein.

     13. ASSIGNMENT OF THE AGREEMENT. This Agreement and the rights hereunder may be assigned by FirstLink to any majority-owned subsidiary of FirstLink or to an affiliate or party acquiring all or substantially all of the assets of FirstLink upon prior written consent of Owner. Such consent shall not be unreasonably withheld. Alternatively, the Agreement may be assigned by FirstLink to any FirstLink subsidiary so long as FirstLink agrees in writing that it shall remain liable for all obligations arising under this Agreement. FirstLink may also assign this Agreement to any party providing financing to FirstLink; provided that such assignment shall not relieve FirstLink from its obligations hereunder. In connection with a sale or disposition of the Properties, Owner shall request FirstLink's written consent to assign this Agreement and shall require any subsequent owner of the Properties to assume this Agreement and the rights and obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties to this Agreement.

     14. OWNER WARRANTIES; INFORMATION. Owner warrants that (i) it has full power and authority to grant to FirstLink the exclusive rights set forth in this Agreement, (ii) that no party holds any rights or interests with respect to the Properties that conflict with any rights or interests that Owner grants to FirstLink under this Agreement; (iii) that the Properties is not presently part of bankruptcy proceeding, foreclosure action, or deed in lieu of foreclosure transaction; (iv) Owner is not in default of any mortgages or other encumbrances on the Properties; and (v) no purchase contracts presently exist as to the Properties.

     15. FIRSTLINK WARRANTY. FirstLink warrants that it will comply with all laws and licensing requirements concerning the installation and operation of the System. Except as expressly stated in this Agreement, FirstLink makes no representations or warranties regarding the System, express or implied, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose.

     16. INDEPENDENT CONTRACTOR. FirstLink shall be and is an independent contractor and Owner shall not control or direct the details and means by which FirstLink performs its duties

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under this Agreement.  This Agreement shall not create the relationship of employer and employee, a partnership or a joint venture.

     17. EMERGENCY CALLS. FirstLink will use its commercially reasonable best efforts to pass all "911" emergency calls through the System to authorities and to assure identity of each dwelling unit placing such call but makes no warranty or guaranty of any nature as to the promptness or adequacy of any response to any such emergency call. FirstLink assumes no responsibility whatsoever for any actions with respect to emergency calls other than to use its reasonable best efforts to pass such traffic to authorities through the System. In the event that the System has been adversely affected by any situation described in Section 21, FirstLink shall have no liability whatsoever for failure to pass on emergency telephone traffic.

     18. INDEMNIFICATION. Subject to the provisions set forth in Section 19 below, (i) FirstLink and Owner hereby agree to indemnify, defend and hold each other (and each other's officers, directors, owners, employees, and agents) harmless from and against all claims, losses and liabilities in any way relating to, growing out of, or resulting from a material breach of each of their respective obligations to the other under this Agreement ; and (ii) Owner will indemnify FirstLink for damages to the System as provided in
Section 3 herein.

In addition, FirstLink agrees to indemnify, defend and hold harmless Owner and Owner's partners, employees, agents and successors from and against all damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees) resulting from claims made or causes of action asserted by third parties (including, without limitation, residents of the Properties) arising out of or relating to (i) the performance by FirstLink (or its employees or agents) of its obligations under this Agreement, (ii) the provision of Telecommunications Services or (iii) compliance of FirstLink and/or the System with applicable laws and regulations, except to the extent such matters are attributable to the gross negligence or willful misconduct of Owner.

     19. LIMITATION OF REMEDIES. Notwithstanding any other provision of this agreement but without limiting the mutual indemnification in Section 18, neither FirstLink nor Owner shall be liable to any third party for any incidental or consequential damages, including but not limited to lost profits, of any nature whatsoever or for the condition or repair of any telephone instrument or any property to which the System is attached.

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     20. ARBITRATION OF DISPUTES. Any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be resolved at the request of any party to this Agreement, by final and binding arbitration before a single arbitrator conducted at a location determined by the arbitrator in Portland, Oregon, ( or jurisdiction where property is located, at Owner's election) administered by and in accordance with the then existing rules of practice and procedure established by the Arbitration Chapter of the Uniform Trial Court Rules as then in effect in the State of Oregon, (or jurisdiction where property is located, at Owner's election) and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. If the parties cannot mutually agree on an arbitrator, either party may petition the Presiding Judge of the Multnomah County Circuit Court (or jurisdiction where property is located, at Owner's election) to appoint an arbitrator. The arbitrator shall award attorney's fees and costs of the arbitration procedure to the prevailing party. Both parties acknowledge that they are giving up their right to have any such claim decided in a court of law before a judge or jury, and hereby waive all rights to appeal.

     21. FORCE MAJEURE. If the performance of any of the obligations under this Agreement is interfered with by any reason or any circumstances beyond the reasonable control of the parties, including, but not limited to, fire, earthquake, storm, volcanic eruption, explosion, power failure or power surge, acts of God, war, revolution, civil commotion, or requirement of any government or legal body or any representative of any such government or legal body, labor unrest, including but not limited to, strikes, slowdowns, picketing or boycotts, then the parties shall be excused from performance on a day-by-day basis to the extent of such interference.

     22.  MISCELLANEOUS.


     (a) ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties and may not be modified, amended or changed except by written instrument signed by duly authorized executives of both parties.

     (b) WAIVER. The failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance or to claim a breach with respect thereto.

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     (c)  GOVERNING LAW. The rights and obligations of the parties and all interpretations and performances of this Agreement shall be governed in all respects by the laws of the State of Oregon.

     (d) NOTICES. Any notice to be given by either party to the other shall be in writing and either personally delivered or sent by certified mail, return receipt requested, to the addresses of the Owner and FirstLink provided below. Notices shall be deemed given when received or refused. Each party may change its address for notice to it by notice in accordance with the foregoing provisions.


     FIRSTLINK:                            OWNER:

     FirstLink Communications, Inc.        Harsch Investment Corp.
     255 SW Harrison, Suite lA             1121 SW Salmon Street
     Portland, Oregon 97201                Portland, Oregon 97205
     Facsimile:   503~06-4333              Facsimile:   503-274-2093
     Telephone:   503-306-4444             Telephone:   503-242-2900
     Attn:   A. Roger Pease, CEO           Attn:   Susan S. Bowlsby


     (e) VALIDITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such provisions shall not affect in any respect the validity or enforceability of the remainder of this Agreement unless the invalidity materially affects the ability of either party to perform as contemplated hereunder.

     (f) ATTORNEYS' FEES AND COSTS. If arbitration or other proceedings are brought to enforce or interpret this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action, arbitration or proceeding from the other party, in addition to any other relief to which such party may be entitled.

     (g) AUTHORITY. Each individual signing this Agreement on behalf of a corporation or partnership represents that he or she has the necessary authority to execute this Agreement on behalf of such entity and that, in the case of a corporation, all necessary corporate action has been taken approving the execution of this Agreement.

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Any person or entity executing this Agreement as "Owner" hereby represents and warrants to FirstLink that it is fully authorized by Owner to execute this Agreement and to bind Owner to the terms and obligations set forth in this Agreement and the Owner is fully aware of the existence and contents of this Agreement. Owner and any person or entity executing this Agreement on Owner's behalf acknowledges that Owner shall be estopped from claiming that this Agreement was executed by a person or entity lacking actual authority to bind Owner.

     (h) FURTHER ASSURANCES Upon the reasonable request of either party, the other party shall promptly and, at its own expense, execute and deliver any additional documents or take such actions, as may be reasonably necessary (subject to any other agreement binding on either party) For the purpose of evidencing or perfecting any rights or interest of either party arising under this Agreement or arising under documents executed in accordance with this Agreement.

          This Agreement has been signed and delivered as of the above date.


FIRSTLINK:                               OWNER:
By:                                      By:
    -----------------------------------      ----------------------------------

Title:                                   Title:
      ---------------------------------        --------------------------------

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